    As filed with the Securities and Exchange Commission on September 4, 1998

                                            Registration Statement No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                           BROOKTROUT TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

     MASSACHUSETTS                                      04-2184792
(State of Organization)                     (I.R.S. Employer Identification No.)

                                410 FIRST AVENUE
                          NEEDHAM, MASSACHUSETTS 02494
                    (Address of Principal Executive Offices)

                           BROOKTROUT TECHNOLOGY, INC.
                      1992 STOCK INCENTIVE PLAN, AS AMENDED
                                       AND
                           BROOKTROUT TECHNOLOGY, INC.
                  AMENDED AND RESTATED 1992 STOCK PURCHASE PLAN
                            (Full Title of the Plans)
                      ------------------------------------


                                  ERIC R. GILER
                                    President
                           Brooktrout Technology, Inc.
                                410 First Avenue
                          Needham, Massachusetts 02494
                                 (781) 449-4100
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                      ------------------------------------

                                  With copy to:
                             THOMAS P. STORER, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                      ------------------------------------



                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================

  Title of Securities To Be       Amount to be           Proposed Maximum              Proposed Maximum              Amount of
          Registered             Registered (1)     Offering Price Per Share(4)   Aggregate Offering Price(4)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
        Common Stock,          850,000 shares (2)            $11.375                  $9,668,750                       $2,852.28
        $.01 par value         100,000 shares (3)            $ 9.669                  $  966,900                       $  285.24
                                                                                                                       ---------
                                                                                                                       $3,137.52
====================================================================================================================================



(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Shares being registered under the Brooktrout Technology, Inc. 1992 Stock Incentive Plan, as amended.

(3) Shares being registered under the Brooktrout Technology, Inc. Amended and Restated 1992 Stock Purchase Plan.

(4) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market on August 24, 1998.

================================================================================

     This registration statement relates to 950,000 shares of common stock, par value $.01 per share, of Brooktrout Technology, Inc. (the "Registrant") representing those additional shares under the Registrant's 1992 Stock Incentive Plan, as amended (the "1992 Plan"), and Amended and Restated 1992 Stock Purchase Plan (the "Purchase Plan") which may be issued pursuant to amendments to the 1992 Plan and the Purchase Plan adopted by the Board of Directors of the Registrant on February 19, 1998 and approved by the stockholders of the Registrant on May 14, 1998, which increased the size of the 1992 Plan from 2,325,000 shares to 3,175,000 shares and the Purchase Plan from 112,500 shares to 212,500 shares (all share amounts have been adjusted to reflect two three-for-two stock splits effected through 50% stock dividends paid by the Company on February 27, 1996 and June 20, 1996). Pursuant to Instruction E to Form S-8, Registration of Additional Securities, since the additional securities to be registered are of the same class as other securities for which a registration statement filed on this form relating to an employee benefit plan is effective, this registration statement consists only of the following: the facing page; a statement that the contents of the earlier registration statements, identified by file number, are incorporated by reference; required opinions and consents; the signature page; and any information required in this registration statement that is not in the earlier registration statements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference the documents listed in (a) through (d) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10/K and Form 10K/A for the fiscal year ended December 31, 1997, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, each filed with the Commission pursuant to the Exchange Act;

     (c) the Registrant's Registration Statement on Form S-8 dated December 10, 1992 as filed with the Commission on December 17, 1992, File
          No. 33-55900, pursuant to Section 12(g) of the Securities Exchange Act of 1934; and

     (d) the Registrant's Registration Statement on Form S-8 dated October 14, 1994 as filed with the Commission on October 17, 1994, File No. 33-85264, pursuant to Section 12(g) of the Securities Exchange Act of 1934.

     In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.   EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

Exhibits
--------

     4.1 Brooktrout Technology, Inc. 1992 Stock Incentive Plan, previously filed as Exhibit 10.1 to Brooktrout Technology, Inc.'s Registration Statement on Form S-8 filed with the commission on September 19, 1996, File No. 333-12313
     4.2  Second Amendment to Brooktrout Technology, Inc. 1992 Stock Incentive
          Plan
     4.3  Brooktrout Technology, Inc. Amended and Restated 1992 Stock Purchase
          Plan
     4.4 First Amendment to Brooktrout Technology, Inc. Amended and Restated 1992 Stock Purchase Plan
     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
    23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
    23.2  Consent of Deloitte & Touche LLP, Independent Auditors
    24.1 Powers of Attorney (included on signature page to this registration statement)


ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Brooktrout Technology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 4th day of September, 1998.

                                     BROOKTROUT TECHNOLOGY, INC.

                                     By:         /s/ Eric R. Giler
                                        ----------------------------------------
                                                     Eric R. Giler
                                                     President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Eric R. Giler, David W. Duehren and Robert C. Leahy, and each of them acting singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


              SIGNATURE                                    TITLE                                 DATE
              ---------                                    -----                                 ----

/s/           Eric R. Giler                  President and Director                       September 4, 1998
----------------------------------------     (Principal Executive Officer)
              Eric R. Giler

/s/         David W. Duehren                 Vice President of Research and               September 4, 1998
----------------------------------------     Development, Clerk and Director
            David W. Duehren

/s/          Robert C. Leahy                 Vice President of Finance and Operations,    September 4, 1998
----------------------------------------     and Treasurer (Principal Financial and
             Robert C. Leahy                 Accounting Officer)

/s/         Patrick T. Hynes                 Vice President of Advanced Product           September 4, 1998
----------------------------------------     Engineering and Director
            Patrick T. Hynes

                                             Director                                     September 4, 1998
----------------------------------------
            Robert G. Barrett

/s/         David L. Chapman                 Director                                     September 4, 1998
----------------------------------------
            David L. Chapman

/s/        W. Brooke Tunstall                Director                                     September 4, 1998
----------------------------------------
           W. Brooke Tunstall


                                  EXHIBIT INDEX


Exhibit No.     Description                                            Page No.*
-----------     -----------                                            ---------

4.2             Second Amendment to Brooktrout Technology, Inc.
                1992 Stock Incentive Plan                                 7


4.3             Brooktrout Technology, Inc. Amended and Restated
                1992 Stock Purchase Plan, as amended                      8

4.4             First Amendment to Brooktrout Technology, Inc.
                Amended and Restated 1992 Stock Purchase Plan            13

5.1             Opinion of Goodwin, Procter & Hoar LLP as to the
                legality of the securities being registered              14

23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)

23.2            Consent of Deloitte & Touche LLP                         16

24.1 Powers of Attorney (included on signature pages to this Registration Statement)



------------
*  Refers to sequentially numbered copy.


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